EXHIBIT 21.2
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                              LIST OF SUBSIDIARIES


     The following is a list of subsidiaries of VIVUS, Inc.

     1.   VIVUS International Limited, a wholly owned subsidiary of VIVUS, Inc.

     2.   VIVUS UK Limited, a wholly owned subsidiary of VIVUS International
          Limited

     3.   VIVUS BV Limited, a wholly owned subsidiary of VIVUS International
          Limited

     4. VIVUS Ireland Limited, a wholly owned subsidiary of VIVUS International Limited